Exhibit 16.1

Hein & Associates LLP
500 Dallas Street, Suite 2500
Houston, TX 77002

April 4, 2014

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read DXP Enterprises, Inc.'s statements included under Item 4.01 of its Form 8-K filed on April 4, 2014 and we agree with such statements concerning our firm.

/s/Hein & Associates LLP
Hein & Associates LLP